EXHIBIT 10.4

Foam Manufacturing, Inc.
305 Madison Avenue, Suite 4510
New York, New York 10165

February 14, 2007

[NOTEHOLDER NAME AND ADDRESS]

Re:
Amended and Restated Note Purchase Agreement (the “Purchase Agreement”) dated February 1, 2006, by and among Foam Manufacturing, Inc. (the “Company”), Chicago Investments, Inc. (“Agent”) and the additional investors named therein (the “Investors”); Senior Secured Promissory Notes identified in Schedule A hereto (the “Notes”) made by the Company in favor of [NOTEHOLDER] (the “Lender”); and Amended and Restated Security Agreement dated as of February 1, 2006, by the Company in favor of Agent, acting as agent for the Investors (the “Security Agreement”)

Ladies and Gentlemen:

This letter agreement is to memorialize our agreement concerning the conversion of all amounts outstanding under the Notes into shares of the common stock (“Nesco Common Stock”) of Nesco Industries, Inc., the indirect parent of the Company (“Nesco”).

The Lender acknowledges that Nesco has a strong need to raise capital that will enable it to restructure its balance sheet and provide working capital for the recent asset acquisitions by the Company. The Lender further acknowledges that Nesco is currently negotiating a financing arrangement that will provide it with the needed capital (the “Financing”). In order to induce the proposed lender to provide the Financing and to reorganize the outstanding indebtedness of Nesco and the Company, Nesco and the Company are proposing the conversion to Nesco Common Stock of the amounts under the Notes. The Lender acknowledges that it is in the best interest of Lender, as well as the best interest of Nesco and the Company, that the Company close the Financing. In consideration of the foregoing and the covenants and agreements of the parties contained in this letter agreement, Nesco, the Company and the Lender are hereby entering into the following agreements.

Subject to and contingent on the closing of the Financing (the “Closing”), the parties agree as follows:

1. The Notes shall cease accruing interest as of January 31, 2007 and, simultaneously with the Closing, the Company shall pay to Agent for distribution to the Lender and the Investors an amount equal to $78,723.84 representing all amounts of interest accrued on the Notes but unpaid to the date of Closing, which payment shall be made by check or by wire transfer of immediately available funds (the “Cash Payment”).

2. Notwithstanding anything to the contrary contained in the Purchase Agreement, the Notes or the Security Agreement, including without limitation, the provisions of Section 2 of the Purchase Agreement, upon the Closing [$Insert Amount], representing the full amount of the principal outstanding under the Notes, shall be automatically be converted into the right to receive [Insert Number] shares of Nesco Common Stock, at $0.0022 per share, and warrants to purchase [Insert Number] shares of Nesco Common Stock (the “Warrants”), which shares of Nesco Common Stock (the “Conversion Shares”) and Warrants shall be issuable as follows: (a) the Warrants and [Insert Number] shares of Nesco Common Stock shall be issued to the Lender promptly following the Initial Common Stock Increase and (b) [Insert Number] shares of Nesco Common Stock shall be issued to the Lender promptly following the Second Common Stock Increase. For purposes of this letter agreement, the “Initial Common Stock Increase” shall mean such time as Nesco has filed with the Secretary of State of Nevada an amendment to Nesco’s Articles of Incorporation to increase Nesco’s authorized common stock to 400 million shares and the “Second Common Stock Increase” shall mean such time as Nesco has obtained the approval of its shareholders at a special meeting or annual meeting to increase Nesco’s shares of common stock in accordance with the Financing and has filed with the Secretary of State of Nevada an amendment to Nesco’s Articles of Incorporation to so increase Nesco’s authorized common stock. The provisions of Section 2 of the Purchase Agreement are hereby waived by the Lender in connection with the Financing.

3. In connection with the issuance of the Conversion Shares and the Warrants, the Lender hereby makes the representations and warranties set forth on Schedule B attached hereto. The Lender understands that Nesco and the Company are relying on such representations and warranties in connection with the issuance of the Conversion Shares.

4. Upon receipt by the Agent of the Cash Payment, the security interest granted to the Lender pursuant to the Security Agreement shall automatically expire and be deemed released, and the Company shall be permitted to file UCC termination statements with respect thereto.

5. Upon receipt by Lender of all of the Conversion Shares and the Warrant, the Notes shall be cancelled and Lender shall, automatically and without further action of the parties, release Nesco, the Company and their respective officers, directors, employees and agents, and each of its successors and assigns from all causes of action, debts, contracts, demands and claims of every kind and nature, whether known or unknown and whether in law or in equity, that the Lender had, now have, or hereafter can, shall or may have with respect to the Notes, the Security Agreement or the Purchase Agreement.

Each of the foregoing agreements set forth in paragraphs 1 through 5, inclusive, of this letter agreement are expressly made subject to the Closing, and none of such agreements shall be effective unless and until such time as the Closing occurs. If the Closing has not occurred on or prior to February 28, 2007, this letter agreement shall automatically terminate and shall be of no further force and effect, and neither the Company nor the Lender shall have any obligations to the other hereunder.

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Nothing in this letter agreement shall be construed as an admission of any liability by any of the parties or as a release of any claim or obligation other than as specifically set forth above.

This letter agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No persons other than Nesco, the Company and the Lender are intended to be benefited by this letter agreement or to have rights hereunder as third-party beneficiaries or otherwise.

This letter agreement shall be deemed to be a contract made under, and to be construed in accordance with, the laws of the State of New York, without giving effect to conflicts of law.

If any provision of this letter agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not invalidate this letter agreement as a whole, but rather this letter agreement shall be construed as though it did not contain the particular provision held to be invalid, illegal or unenforceable and the rights and obligations of the parties hereto shall be construed and enforced only to such extent as may be permitted by applicable law.

This letter agreement may be executed by the parties in one or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

If the foregoing accurately memorializes our agreement to settle the matters described above, please sign below.

Very truly yours,

Nesco Industries, Inc.

By________________________
Matthew Harriton
President and CEO

Foam Manufacturing, Inc.

By________________________
Matthew Harriton
President and CEO

AGREED AND ACCEPTED:

[NOTEHOLDER]

By_______________________________
Its_______________________________

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Schedule A

Notes

Schedule B

Representations and Warranties

1.1.  Purchase Entirely for Own Account. Each Note purchased by Lender was, and the Conversion Shares and the Warrants to be issued in connection therewith will be, acquired for investment for Lender’s own account and not with a view to the resale or distribution of any part thereof. Lender represents that it has full power and authority to enter into this Agreement.

1.2.  Disclosure of Information. Lender acknowledges that it has received all the information that it has requested relating to Nesco and the Company and conversion of the Notes (the “Disclosure Materials”). Lender further represents that it has had an opportunity to ask questions and receive answers from Nesco and the Company regarding the terms and conditions of the issuance of the Conversion Shares and the Warrants.

1.3.  Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission as presently in effect.

1.4.  Restricted Securities. Lender understands that the Conversion Shares and the Warrants are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.